                                                                    EXHIBIT 99.4

 YOU MUST SEND ALL ELECTION MATERIALS, INCLUDING ANY CERTIFICATES REPRESENTING
  SHARES OF COMMON STOCK OF MCN ENERGY GROUP INC., TO EQUISERVE TRUST COMPANY. DO NOT MAIL THE ELECTION FORM TO MCN ENERGY GROUP INC. OR TO DTE ENERGY COMPANY.

          By Mail:                         By Hand:                  By Overnight Delivery:
   EquiServe Trust Company          EquiServe Trust Company          EquiServe Trust Company
       P.O. Box 842010            c/o Securities Transfer and          40 Campanelli Drive
    Boston, MA 02284-2010           Reporting Services Inc.            Braintree, MA 02184
                                          100 William
                                      Street -- Galleria
                                      New York, NY 10038

               FOR ASSISTANCE PLEASE CALL MORROW & CO., INC., THE
         INFORMATION AGENT FOR THE MERGER, TOLL FREE, AT 1-800-607-0088

Ladies and Gentlemen:

     The enclosed Election Form/Letter of Transmittal (the "Election Form") is being delivered in connection with the proposed merger (the "Merger") of MCN Energy Group Inc. ("MCN") with and into DTE Enterprises, Inc., a wholly owned subsidiary of DTE Energy Company ("DTE"), pursuant to the Agreement and Plan of Merger, dated as of October 4, 1999, as amended as of November 12, 1999, as further amended as of February 28, 2001 (the "Amended Merger Agreement"). The purpose of this Election Form is to allow you to (i) elect to receive cash, or common stock, without par value, of DTE ("DTE Common Stock"), or a combination of both, in exchange for your shares of common stock, par value $0.01 per share, of MCN ("Shares"), and (ii) surrender the certificate(s) representing Shares (the "Certificates") to EquiServe Trust Company, the Exchange Agent.

     Your election ("Election") is subject to the terms and conditions set forth in the Amended Merger Agreement and the Proxy Statement/Prospectus, dated April 9, 2001, and included with these election materials, which are each incorporated herein by reference. RECEIPT OF THE PROXY STATEMENT/PROSPECTUS AND THE AMENDED MERGER AGREEMENT IS HEREBY ACKNOWLEDGED BY YOU. The closing is expected to occur in the second quarter of 2001, following receipt of final regulatory approval from the Securities and Exchange Commission (the "SEC") and approval by MCN shareholders. There can be no assurance that these approvals will be obtained or, with respect to approval from the SEC, as to the date of such approval. The exact closing date for the proposed Merger will be publicly announced five trading days in advance.

     PLEASE NOTE THAT, PURSUANT TO THE AMENDED MERGER AGREEMENT, THE NUMBER OF SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE CASH AND/OR SHARES OF DTE COMMON STOCK IN THE MERGER IS SUBJECT TO LIMITATIONS. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY SHAREHOLDER CAN BE ACCOMMODATED. RATHER, THE ELECTION BY EACH HOLDER OF SHARES WILL BE SUBJECT TO THE RESULTS OF THE ELECTION AND ALLOCATION AND PRORATION, AND TAX ADJUSTMENT, PROCEDURES (THE "ELECTION AND ALLOCATION PROCEDURES") SET FORTH IN SECTIONS 4.2 AND 4.5 OF THE AMENDED MERGER AGREEMENT AND DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS UNDER "THE AMENDED MERGER AGREEMENT -- TERMS OF THE MERGER" AND "THE AMENDED MERGER AGREEMENT -- ELECTION PROCEDURES AND DISTRIBUTIONS OF CERTIFICATES OF DTE COMMON STOCK" (SEE INSTRUCTION F).

     PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS IN THEIR ENTIRETY.
THE ELECTION DEADLINE IS CURRENTLY 9:00 A.M., NEW YORK CITY TIME, ON THE CLOSING
                                      DATE
    OF THE MERGER, WHICH IS EXPECTED TO OCCUR IN THE SECOND QUARTER OF 2001.
DTE WILL ANNOUNCE THE CLOSING DATE AT LEAST FIVE TRADING DAYS BEFORE SUCH DATE.

                                  INSTRUCTIONS

     The Election Form/Letter of Transmittal ("Election Form") (or a manually signed facsimile thereof) should be properly completed, dated and signed, and should be delivered, together with all stock certificates (the "Certificates") representing shares of common stock, par value $0.01 per share, of MCN Energy Group ("Shares") currently held by you, to the Exchange Agent at the appropriate address set forth on the cover page to these Instructions. Please read and follow carefully the instructions regarding completion of the Election Form set forth below. SPECIAL INSTRUCTIONS APPLY TO LOST OR DESTROYED CERTIFICATE(S), WHICH CAN BE FOUND AT INSTRUCTION H(8) ON PAGE 7. If you have any questions concerning the Election Form or require any information or assistance, see Instruction H(12) on page 8.

A. TIME IN WHICH TO ELECT

     In order for an election (an "Election") to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by all Certificates representing Shares currently held by you (or a proper Guarantee of Delivery, as described below) no later than 9:00 a.m., New York City time, on the closing date of the Merger (the "Election Deadline"). DTE will announce the closing date at least five trading days before such date. Shares held in the MCN DRP may be surrendered by properly including them in the number of Shares for which you make a "Stock Election", "Cash Election" or "No Election" in Box A and, if you would like to surrender ALL of your Shares held in the MCN DRP, by also marking the box under "Shares of MCN Common Stock owned by you"; you do not need to deliver Certificates with respect to such Shares. If you marked the box under "Shares of MCN Common Stock owned by you" on the Election Form indicating that you would like to surrender ALL of your Shares held in the MCN DRP, your Election will be deemed to include any Shares you acquire (if any) in the MCN DRP after the date of your Election. Persons whose Certificates are not immediately available may make an Election by returning the Guarantee of Delivery, properly completed and duly executed by an Eligible Institution (as defined in the Guarantee of Delivery), subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., New York City time, on the third business day after the Guarantee of Delivery is delivered to the Exchange Agent (the "Guaranteed Delivery Deadline").

     IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED ELECTION FORM, ACCOMPANIED BY ALL OF YOUR CERTIFICATES BY THE ELECTION DEADLINE (UNLESS THE GUARANTEE OF DELIVERY HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE EXCHANGE AGENT BY THE GUARANTEED DELIVERY DEADLINE), YOU WILL BE DEEMED TO HAVE MADE "NO ELECTION" WITH RESPECT TO ALL OF YOUR SHARES.

B. ELECTIONS

     The Election Form provides for your Election, upon consummation of the Merger, to have each Share covered by the Election Form converted into the right:

     - to receive $24.00 in cash, without interest (a "Cash Election"); or

     - to receive 0.715 of a share of DTE Common Stock (a "Stock Election").

     You may make a Cash Election with respect to some of your Shares and a Stock Election with respect to other of your Shares. You should understand, however, that your Election is subject to the Election and Allocation Procedures (see Instruction F) and other terms and conditions set forth in these Instructions and the Proxy Statement/Prospectus, including the documents incorporated herein by reference. The Amended Merger Agreement is included as Appendix A to the Proxy Statement/ Prospectus.

     As described in greater detail herein, the extent to which Elections by holders of Shares will be accommodated will depend upon the respective number of shareholders of MCN Shares who elect to receive cash, shares of DTE Common Stock or make "No Election" (see Instruction F). Accordingly, a holder of Shares who elects all cash or all shares of DTE Common Stock may instead receive a combination of cash and shares of DTE Common Stock; and/or a holder of Shares who elects to receive a combination of cash and shares of DTE Common Stock may instead receive a different combination of cash and shares of DTE Common Stock. In addition, except with respect to Shares held in the MCN DRP, fractional shares of DTE Common Stock will not be issued in the Merger and the cash equivalent of such fractional share will be paid to such holder. (See Instruction D(3).)

     Each holder of Shares is strongly encouraged to read the Proxy Statement/Prospectus in its entirety and to discuss the contents thereof, the Merger and the Election Form with his or her personal financial and tax advisors prior to deciding what Election(s) to make. The tax consequences to a holder of Shares will vary depending upon a number of factors. For certain information regarding the federal income tax consequences of an Election, see "Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus. Except for the information stated in the Proxy Statement/Prospectus, the Information Agent will not be authorized to provide tax information to you, including any information as to cost basis, tax treatment and tax calculations.

C. CASH ELECTION

     If you elect to receive $24.00 in cash per share, without interest (the "Per Share Cash Consideration"), for all or a portion of the Shares covered by the Election Form, you should indicate the number of Shares ("Cash Election Shares") for which that election is made on the "Cash Election" line in Box A. As noted above in Instruction B, this Election to receive cash is subject to the Election and Allocation Procedures (see Instruction F) and the other terms and conditions set forth in these Instructions and the Proxy Statement/Prospectus, including the documents incorporated herein by reference.

D. STOCK ELECTION

     (1) Stock Election. If you elect to receive shares of DTE Common Stock (the "Per Share Stock Consideration") for all or any portion of the Shares covered by the Election Form, you should indicate the number of Shares ("Stock Election Shares") for which that election is made on the "Stock Election" line in Box A. As noted above in Instruction B, this Election to receive stock is subject to the Election and Allocation Procedures (see Instruction F) and other terms and conditions set forth in these Instructions and the Proxy Statement/Prospectus, including the documents incorporated herein by reference.

     (2) Exchange Ratio. If you elect a Stock Election, you are electing to receive 0.715 of a share of DTE Common Stock in exchange for each Stock Election Share. It is important to note that, while this Exchange Ratio is fixed by the terms of the Amended Merger Agreement, the value of 0.715 of a share of DTE Common Stock at the consummation of the Merger may be different from the value of 0.715 of a share of DTE Common Stock on the date you make your Election. Please see the discussion of "Risk Factors" beginning on page 11 of the Proxy Statement/Prospectus for a discussion of factors that may affect the value of DTE Common Stock.

     (3) Fractional Shares. Except with respect to Shares held in the MCN DRP, DTE will not issue any fractional shares of DTE Common Stock in connection with the Merger; instead of fractional shares, a holder will receive cash equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, of the aggregate fractional shares of DTE Common Stock that would otherwise be issued to holders of Shares in the Merger.

E. NO ELECTION

     If you elect "No Election" or you do not indicate a preference for either the Cash Election, the Stock Election, or a combination thereof, you will be treated as making a "No Election." THIS MEANS THAT, TO PREVENT BEING TREATED AS MAKING "NO ELECTION" FOR ALL OF YOUR SHARES, YOU MUST STATE THE NUMBER OF SHARES FOR WHICH YOU ARE MAKING EACH ELECTION.

     If you have failed to make an effective Cash Election, Stock Election, or combination thereof for ALL of the Shares required to be covered by the Election Form, or if your Election is deemed by the

Exchange Agent or DTE to be defective in any way, or if your Election Form is not accompanied by the required Certificate(s) (unless a Guarantee of Delivery has been properly completed and such Certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will be considered to have made "No Election" for ALL of your Shares ("No Election Shares").

F. ALLOCATION PROCEDURES

     Within fifteen days after the Election Deadline, the Exchange Agent will allocate, subject to the terms of the Amended Merger Agreement, among the holders of Shares the right to receive shares of DTE Common Stock and/or cash. The aggregate amount of consideration, including amounts paid in lieu of fractional shares, to be received by the shareholders of MCN in exchange for their Shares shall consist of cash and shares of DTE Common Stock, in such proportion to be determined by the Exchange Agent as follows:

     (1) If the number of Cash Election Shares exceeds 55% of the total number of shares of MCN Common Stock outstanding immediately prior to the Merger, excluding those owned by DTE or MCN (except on behalf of third parties) (the "Cash Election Number"), then the following will occur:

          (a) All No Election Shares will be deemed to be Stock Election Shares;

          (b) All Stock Election Shares, including those deemed to be Stock Election Shares, will be converted into the right to receive 0.715 shares of DTE Common Stock; and

          (c) Each Cash Election Share will be converted into:

             - An amount in cash equal to $24.00 multiplied by a fraction, the numerator of which is the Cash Election Number, and the denominator of which is the total number of Cash Election Shares (the "Cash Fraction"); and

             - A number of shares of DTE Common Stock equal to the product of
               0.715 and a fraction equal to one minus the Cash Fraction.

     (2) If the aggregate number of Stock Election Shares exceeds 45% of the total number of shares of MCN Common Stock outstanding immediately prior to the Merger, excluding those owned by DTE or MCN (except on behalf of third parties) (the "Stock Election Number"), then the following will occur;

          (a) All No Election Shares will be deemed to be Cash Election Shares;

          (b) All Cash Election Shares, including those deemed to be Cash Election Shares, will be converted into the right to receive $24.00 in cash; and

          (c) Each Stock Election Share will be converted into:

             - A number of shares of DTE Common Stock equal to the product of
               0.715 and a fraction, the numerator of which is the Stock Election Number, and the denominator of which is the total number of Stock Election Shares (the "Stock Fraction"); and

             - An amount in cash equal to the product of $24.00 and a fraction equal to one minus the Stock Fraction.

     (3) In the event that the number of Cash Election shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, then a number of No Election Shares will be deemed Stock Election Shares such that the total number of Stock Election Shares equals the Stock Election Number and any remaining No Election Shares will be deemed Cash Election Shares. If this occurs:

     - All Stock Election Shares (including those deemed Stock Election Shares) will be converted into the right to receive 0.715 shares of DTE Common Stock; and

     - All Cash Election Shares, including those deemed Cash Election Shares, will be converted into the right to receive $24.00 in cash.

     In addition, as described in the Proxy Statement/Prospectus, additional adjustments will be made if necessary to preserve the status of the Merger as a "reorganization" under Section 368(a) of the Internal Revenue Code.

G. SPECIAL CONDITIONS

     (1) Nullification of Election. All Election Forms will be void and of no effect if the Merger is not consummated, and all Certificate(s) submitted therewith shall be promptly returned to the person(s) submitting the same.

     (2) Elections Subject to Allocation. All Elections are subject to the Election and Allocation Procedures described in Instruction F, set forth in the Amended Merger Agreement and described in the Proxy Statement/Prospectus under the Captions "Amended Merger Agreement -- Terms of the Merger" and "Amended Merger Agreement -- Election Procedures and Distributions of Certificates of DTE Common Stock" and to the other terms and conditions set forth thereunder and hereunder.

     (3) Shares Held by Nominees, Trustees or Other Representatives. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacity (a "Representative") may submit multiple Election Forms covering the aggregate number of Shares held by such Representative for the beneficial owners for whom the Representative is making an Election so long as such Representative certifies that each such Election Form covers all the Shares held by such Representative for a particular beneficial owner. Any Representative who makes an Election may be required to provide the Exchange Agent with such documents and/or additional certificates, if requested, in order to satisfy the Exchange Agent that such Representative holds such Shares for a particular beneficial owner of such Shares. If any Shares held by a Representative are not covered by an effective Election Form, they will be deemed to be No Election Shares (see Instruction E).

H. GENERAL

     (1) Execution and Delivery. In order to make an effective Election, you must correctly fill out the Election Form or a manually signed facsimile thereof. After completing, dating and signing an Election Form, you are responsible for its delivery to the Exchange Agent at the address set forth on the cover page to these Instructions by the Election Deadline, accompanied by either all Certificates representing Shares currently held by you or a properly completed Guarantee of Delivery in respect of such Certificates pursuant to Instruction A. Shares held in the MCN DRP may be surrendered by properly including them in the number of Shares for which you make a "Stock Election", "Cash Election" or "No Election" in Box A and, if you would like to surrender ALL of your Shares held in the MCN DRP, by also marking the box under "Shares of MCN Common Stock owned by you"; you do not need to deliver Certificates with respect to such Shares.

     YOU MAY CHOOSE ANY METHOD TO DELIVER THE ELECTION FORM; HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE EITHER OVERNIGHT COURIER OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL CERTIFICATES. DELIVERY OF CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

     (2) Signatures. Except as otherwise permitted below, you must sign the Election Form exactly the way your name appears on the face of your Certificate(s) or as it is listed on your MCN DRP account. If the Shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the Certificate(s). If Shares have been assigned by the registered owner, the Election Form should be signed in exactly the same way as the name of the assignee appearing on the Certificate(s) or transfer documents (see Instructions H(5)(a) and H(5)(b)).

     REPRESENTATIONS AND WARRANTIES. BY SIGNING THE ELECTION FORM, YOU ARE REPRESENTING AND WARRANTING THAT YOU HAVE FULL POWER AND AUTHORITY TO COMPLETE AND DELIVER THE ELECTION FORM AND TO DELIVER FOR SURRENDER AND CANCELLATION THE CERTIFICATE(S) AND SHARES HELD IN THE MCN DRP (IF APPLICABLE) DESCRIBED

ON YOUR ELECTION FORM AND DELIVERED WITH SUCH FORM AND THAT THE RIGHTS REPRESENTED BY THE CERTIFICATE(S) AND THE SHARES HELD IN THE MCN DRP (IF APPLICABLE) ARE FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND ARE NOT SUBJECT TO ANY ADVERSE CLAIM. IN ADDITION, YOU ARE AGREEING THAT YOU WILL, UPON REQUEST, EXECUTE ANY ADDITIONAL DOCUMENTS NECESSARY OR DESIRABLE TO COMPLETE THE SURRENDER OF THE CERTIFICATE(S) OR SHARES HELD IN THE MCN DRP, AS APPLICABLE, SURRENDERED WITH AND ACCOMPANYING THE ELECTION FORM. ALL AUTHORITY CONFERRED BY YOU THROUGH THE EXECUTION OF THE ELECTION FORM AND THE SURRENDER OF YOUR CERTIFICATE(S) OR SHARES WILL SURVIVE YOUR DEATH OR INCAPACITY AND ANY OBLIGATIONS IN CONNECTION WITH YOUR ELECTION FORM AND THE SURRENDER OF YOUR CERTIFICATE(S) OR SHARES WILL BE BINDING UPON YOUR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. IF YOU ARE SIGNING THE ELECTION FORM IN A REPRESENTATIVE CAPACITY, INCLUDING AS A NOMINEE, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR ANY OTHER FIDUCIARY OR REPRESENTATIVE, FOR THE BENEFICIAL OWNER, BY SIGNING THE ELECTION FORM, YOU ARE CERTIFYING THAT THIS FORM COVERS ALL THE SHARES HELD IN SUCH CAPACITY FOR SUCH BENEFICIAL OWNER.

     (3) Notice of Deficiencies; Resolution of Disputes. DTE and the Exchange Agent will not be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Election Form or that any submitted Election Form is deficient in any way.

     Any and all disputes with respect to Election Forms or to Elections made in respect of Shares (including but not limited to matters relating to the Election Deadline, time limits, deficiencies or irregularities in the surrender of any Certificate, effectiveness of any Elections and computations of allocations) will be resolved by DTE, and its decision will be conclusive and binding on all concerned. DTE may delegate this function to the Exchange Agent in whole or in part, and DTE or the Exchange Agent, as the case may be, shall have the absolute right in its sole discretion to reject any and all Election Forms and surrenders of Certificates that are deemed by either of them to be not in proper form or to waive any immaterial irregularities in any Election Form or in the surrender of any Certificate. Surrenders of Certificates will not be deemed to have been made until all deficiencies or irregularities that have not been waived by DTE have been cured. IN ORDER TO ALLOW SUFFICIENT TIME TO CORRECT ANY POSSIBLE DEFICIENCIES IN ELECTIONS PRIOR TO THE ELECTION DEADLINE, YOU ARE ENCOURAGED TO RETURN YOUR ELECTION FORM PROMPTLY.

     (4) Issuance of Payment Check(s) and New Certificate. If the certificate representing shares of DTE Common Stock and/or the check issued as payment in cash, or the check for cash in lieu of fractional shares (the "Payment Check(s)"), are to be issued in the name of the registered holder(s) as inscribed on the surrendered Certificate(s) or on the MCN DRP account, the surrendered Certificate(s) need not be endorsed, you do not need to take any action with respect to Shares held in the MCN DRP account (other than properly marking the box under "Shares of MCN Common Stock owned by you" and Box A, "Election") and no guarantee of the signature on the Election Form is required. For corrections of or change in name not involving changes in ownership, see Instruction H(5)(c).

     YOUR SIGNATURE ON THE ELECTION FORM CONFIRMS THAT, IF YOU DO NOT OTHERWISE INDICATE IN BOX D OR BOX E ON YOUR ELECTION FORM, YOU UNDERSTAND THAT, IF YOU DO NOT HOLD SHARES IN THE MCN DRP, THEN THE SHARES OF DTE COMMON STOCK TO BE ISSUED AND/OR THE PAYMENT CHECK(S) WITH RESPECT TO THE SHARES SURRENDERED WILL BE ISSUED IN THE SAME NAME(S) AS THE CERTIFICATE(S) SURRENDERED AND WILL BE MAILED TO THE ADDRESS OF THE REGISTERED HOLDER(S) LISTED ON THE FRONT PAGE OF THE ELECTION FORM. IF BOX D IS COMPLETED, THE SIGNATURE OF THE REGISTERED HOLDER(S) MUST BE GUARANTEED AS DESCRIBED BELOW IN INSTRUCTION H(5). YOU ALSO UNDERSTAND THAT, IF YOU HOLD SHARES IN THE MCN DRP, THEN YOU WILL AUTOMATICALLY BECOME A PARTICIPANT IN DTE'S DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN (THE "DTE DRP"). ACCORDINGLY, THE SHARES OF DTE COMMON STOCK TO BE ISSUED WITH RESPECT TO THOSE SHARES HELD IN THE MCN DRP AND SURRENDERED WITH YOUR ELECTION FORM WILL BE DEPOSITED IN THE DTE DRP AND HELD FOR YOUR BENEFIT IN THEIR DTE DRP ACCOUNT. PAYMENT CHECK(S) IN RESPECT OF SHARES HELD IN THE MCN DRP WILL BE ISSUED AND MAILED TO THE ADDRESS OF THE REGISTERED HOLDER(S) LISTED ON THE FRONT PAGE OF THE ELECTION FORM, UNLESS OTHERWISE INDICATED IN BOX D OR BOX E BELOW.

     (5) Issuance of Payment Check(s) and New Certificate in Different Names. If the certificate representing shares of DTE Common Stock and/or the Payment Check(s) are to be issued in the name of someone other than the registered holder(s) of the surrendered Certificate(s) or on the MCN DRP account, you must follow the guidelines below in paragraphs (a) through (c) to this Instruction H(5). Note that in each circumstance listed below, shareholders must have signatures Medallion guaranteed by an eligible guarantor institution (see below) on the Election Form in the space provided below their signature(s) and above Box B and have completed Box C. SUCH SHAREHOLDERS MUST ALSO COMPLETE THE SUBSTITUTE FORM W-9 IN BOX C.

          (a) Endorsement and Guarantee. Any Certificate(s) surrendered must be properly endorsed (or accompanied by stock powers properly executed) by the registered holder(s) of such Certificate(s) to the person who is to receive the DTE Common Stock and/or the Payment Check(s). The signatures of the registered holders on the endorsement or stock powers must correspond with the names written upon the face of the Certificate(s) in every particular and must be Medallion guaranteed by an eligible guarantor institution as defined below.

          Generally, an eligible guarantor institution, as defined in Rule 17Ad-15 of the regulations of the Securities and Exchange Commission, means:

             (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act (the "FDA"));

             (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

             (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act);

             (iv) National securities exchanges, registered securities associations and clearing agencies, as those terms are used under the Exchange Act; and

             (v) Savings associations (as that term is defined in Section 3(b) of the FDA).

          (b) Transferee's Signature. The Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. The signature of such transferee or assignee must be guaranteed by an eligible guarantor institution as provided in Instruction H(5)(a).

          (c) Correction of or Change in Name. For a correction of name or for a change in name that does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the Election Form should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, the Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be Medallion guaranteed in the manner described in Instruction H(5)(a) above and Box D should be completed.

          YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO ANY POSSIBLE TAX CONSEQUENCES RESULTING FROM THE ISSUANCE OF THE SHARES OF DTE COMMON STOCK AND/OR PAYMENT CHECK(S) IN A NAME DIFFERENT FROM THAT OF THE REGISTERED HOLDER(S) OF THE SURRENDERED CERTIFICATE(S) OR ON THE MCN DRP ACCOUNT, AS APPLICABLE.

     (6) Supporting Evidence. In case any Election Form, certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted with the Election Form, surrendered Certificate(s), and/or stock powers, documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the Certificate(s). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

     (7) Special Instructions for Delivery by the Exchange Agent. Certificates representing shares of DTE Common Stock and/or the Payment Check(s) will be mailed to the address of the registered holder(s) unless instructions to the contrary are given in Box E entitled "Special Mailing Instructions." In the case of Shares held in the MCN DRP, certificates representing shares of DTE Common Stock will be deposited in the DTE DRP, and held for the registered holders' benefit in their DTE DRP account with respect to such Shares, although Payment Check(s) in respect of such Shares will be mailed to the address of the registered holder unless instructions to the contrary are given in Box E.

     (8) Lost Certificates. You cannot submit an effective Election and Transmittal Form without (a) enclosing your Certificate(s) representing Shares with the Election Form (except for Shares held in an MCN DRP account, for which Certificates do not need to be delivered), (b) providing a Guarantee of Delivery or (c) completing Box B, if the lost Certificates are valued at $100,000.00 or less and submitting a U.S. dollar check (made out to the Exchange Agent) to cover the total insurance premium due. If your Certificate(s) have been lost, stolen or destroyed, see Box B. For Certificates valued at $100,000 or more, or if these Certificates are part of an estate or trust, please call the Exchange Agent at 1-888-756-1854 for additional instructions.

     If the required documents and amount due, if any, have not been received by the Exchange Agent by the Election Deadline, which is 9:00 a.m., New York City time, on the closing date of the Merger, the Certificate(s) in question will not be included in your Election and the Shares represented by the Certificate(s) will be deemed to be No Election Shares. If you have elected to receive a combination of the Cash Election and Stock Election and the required documents and amount, if any, have not been received by the Exchange Agent by the Election Deadline for any or all of the Certificate(s), the Shares represented by ALL of your Certificate(s) will be deemed to be No Election Shares.

     (9) Federal Income Tax Withholding. Under federal income tax law, the Exchange Agent is generally required to file a report with the Internal Revenue Service (the "IRS") disclosing any payments of cash being made to each holder of Certificates formerly representing Shares pursuant to the Amended Merger Agreement. In order to avoid "backup withholding" of federal income tax on any cash received upon the surrender of Certificate(s), a holder thereof must, unless an exemption applies, provide the Exchange Agent with his or her correct taxpayer identification number ("TIN") in Box C (Substitute Form W-9), and certify, under penalties of perjury, that such number is correct and that such holder is not otherwise subject to backup withholding. The TIN for an individual is his or her social security number. If the correct TIN and Certificates are not provided, a $50 penalty may be imposed by the IRS and payments made for surrender of Certificate(s) may be subject to backup withholding of 31%. In addition, if a holder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, a $500 penalty also may be imposed by the IRS.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

     The TIN that must be provided on the Substitute Form W-9 is that of the registered holder(s) of the Certificate(s) at the Effective Time (as defined in the Amended Merger Agreement) of the Merger (or special payment recipient shown in Box D). The "Awaiting TIN" box on the Substitute Form W-9 may be checked if the person surrendering the Certificate(s) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the "Awaiting TIN" box has been checked, the person surrendering the Certificate(s) also must complete the Certificate of Awaiting Taxpayer Identification Number in Box C in order to avoid backup withholding. Notwithstanding that the "Awaiting TIN" box is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Exchange Agent will withhold 31% on all cash payments with respect to surrendered Certificate(s) made prior to the time it is provided with a properly certified TIN.

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     The IRS notifies certain taxpayers that they have underreported interest or dividend payments or that they have failed to file a return with the IRS reporting such payments. The certification as to backup withholding in item (2) of the Certification on Substitute Form W-9 should be crossed out if the person who is obligated to provide a TIN pursuant to this Instruction has been so notified and has not received notice from the IRS that he or she is no longer subject to backup withholding. If the IRS has not provided such notice of underreported interest or dividend payments, the certification as to backup withholding should not be crossed out.

     Exempt persons (including, among others, corporations) are not subject to backup withholding and should indicate their exempt status on Substitute Form W-9 by entering their correct TIN, marking the "Exempt Payee" box and signing and dating in the space provided. A foreign individual may qualify as an exempt person by submitting Form W-8 or Form W-8BEN or a substitute Form W-8 or Form W-8BEN, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from the Exchange Agent. A certificate holder should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

     The signature and the date provided on the Substitute Form W-9 will serve to certify that the TIN and withholding information provided in the Election Form are true, correct and complete. Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9.

     (10) Purchases and Sales of MCN Common Stock. In the event that you purchase Shares after having submitted an Election Form, you must obtain and submit your newly acquired Certificates, and a new Election Form with respect to the newly acquired Shares. In the event that you wish to sell Shares, if you have already submitted the Election Form, you must revoke it and have the Certificates returned to you. The purchaser will then receive the Certificates and a new Election Form. See Instruction I for instructions on how to properly revoke your election.

     (11) Disposition of Shares. Unless you properly revoke your Shares (see Instruction I), you will not have the right to dispose of your Shares, by trading or otherwise, after submitting your Election Form and any other required documentation to the Exchange Agent.

     (12) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete the Election Form, or would like to obtain additional copies of the Election Form, please contact Morrow & Co., Inc., the Information Agent for the Merger, toll free, at 1-800-607-0088.

I. REVOCATION OF ELECTION

     An Election may be revoked if the Exchange Agent receives written notice prior to the Election Deadline from the record holder of the Shares covered by such Election who signed the related Election Form. Any person who has effectively revoked an Election may, by signed and written notice to the Exchange Agent, request the return of any Certificate(s) representing Shares submitted to the Exchange Agent and such Certificate(s) will be returned without charge to such person promptly after receipt of such request and any instructions to surrender Shares held in the MCN DRP will be deemed to be withdrawn. An Election may be changed if the record holder effectively revokes such holder's Election in accordance with the procedures described herein and a new Election Form and related Certificate(s) (or a Guarantee of Delivery) for such record holder is received by the Exchange Agent at or prior to the Election Deadline (or Guaranteed Delivery Deadline, if applicable). Holders of Shares who wish to revoke and resubmit should take into account the time required to receive returned Certificate(s) and resubmit Certificate(s), which may or may not be possible by the Election Deadline.

     In addition, please note that the Exchange Agent requires that such written notice (1) be Medallion guaranteed, (2) state the exact name in which the Shares are registered and the tax identification number for the account of such Shares,
(3) list all of the Certificate number(s) of the Certificate(s) subject to the revocation and (4) indicate the number of Shares subject to a Cash Election and the number of Shares subject to a Stock Election. We suggest that you make a copy of your completed election materials

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and any accompanying Certificates prior to sending them to the Exchange Agent in case you subsequently decide to revoke or change your Election.

J. DIVIDEND REINVESTMENT PLAN PARTICIPANTS

     Participants in the MCN DRP do not need to send Certificates or a Guarantee of Delivery with the Election Form. You must, however, indicate the number of Shares held in your MCN DRP account that you want to make an Election for by properly including them in the number of Shares for which you make a "Stock Election", "Cash Election" or a "No Election" in Box A and, if you would like to surrender ALL of your Shares held in the MCN DRP, by also marking the box under "Shares of MCN Common Stock owned by you". By marking the box under "Shares of MCN Common Stock owned by you" on the Election Form indicating that you would like to surrender ALL of your Shares held in the MCN DRP, your Election will be deemed to include any Shares you acquire (if any) in the MCN DRP after the date of your Election. By sending in the Election Form, you authorize the Transfer Agent (i) to place a stop against the aforementioned number of Shares held in the MCN DRP pending the passing of the Election Deadline and (ii) to follow the directions for delivery to the Exchange Agent following the Election Deadline.

     If you elect for a Stock Election with respect to some or all of the Shares held in your MCN DRP account, certificates representing shares of DTE Common Stock will be deposited in the DTE DRP, and held for your benefit in your DTE DRP account. IN ADDITION, PLEASE NOTE THAT IF YOU HOLD BOTH CERTIFICATED SHARES AND SHARES IN THE MCN DRP, ONCE THE MERGER IS CONSUMMATED, ANY SHARES OF DTE COMMON STOCK TO WHICH YOU ARE ENTITLED WILL BE ISSUED TO YOU AS SHARES HELD IN YOUR DTE DRP ACCOUNT, BUT NOT TO EXCEED THE NUMBER SHARES YOU HELD IN YOUR MCN DRP ACCOUNT IMMEDIATELY PRECEDING THE MERGER TIMES THE EXCHANGE RATIO. Any other shares of DTE common stock to which you are entitled as a result of the Merger will be issued to you in certificated form. For more information on the DTE DRP, you should contact Morrow & Co., Inc., Information Agent for the Merger, toll free, at 1-800-607-0088.

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